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                                                                    Exhibit 3.4






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                                       BYLAWS

                                         OF

                        BALL AEROSPACE & TECHNOLOGIES CORP.










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                         BALL AEROSPACE & TECHNOLOGIES CORP.

                                      ARTICLE I

                                       OFFICES

          SECTION 1. REGISTERED OFFICE. The registered office of Ball Aerospace & Technologies Corp. (the "Corporation") in the State of Delaware shall be at 1209 Orange Street in the City of Wilmington, County of New Castle, and the registered agent in charge thereof shall be The Corporation Trust Company.

          SECTION 2. OTHER OFFICES. The Corporation may also have an office or offices at any other place or places within or without of the State of Delaware.


                                      ARTICLE II

                       MEETINGS OF STOCKHOLDERS; STOCKHOLDERS'
                              CONSENT IN LIEU OF MEETING

          SECTION 1. ANNUAL MEETINGS. The annual meeting of the stockholders for the election of directors, and for the transaction of such other business as may properly come before the meeting, shall be held at such place, date and hour as shall be fixed by the Board of Directors (the "Board") and designated in the notice or waiver of notice thereof, except that no annual meeting need to be held if all actions, including the election of directors, required by the General Corporation Law of Delaware to be taken at a stockholders' annual meeting are taken by written consent in lieu of meeting pursuant to Section 4 of this Article II.

          SECTION 2. SPECIAL MEETINGS. Special meetings of the stockholders may be called at any time by the Board, the Chairman of the Board, or the President of the Corporation to be held at such place, date and hour as shall be designated in the notice.

          SECTION 3. NOTICE OF MEETINGS. Unless waived in writing by the stockholder or record or unless such stockholder shall be represented at the meeting in person or by proxy, each stockholder of record shall be given written notice of each

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meeting of stockholders not less than 10 nor more than 60 days before the date of such meeting, which notice shall state the place, date and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called.

          SECTION 4. STOCKHOLDERS' CONSENT IN LIEU OF MEETINGS. Any action by stockholders or by any class thereof may be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the holders of the common stock or by the holders of such class, as the case may be, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Such writing or writings shall be filed with the minutes of stockholder meetings.

          SECTION 5. STOCKHOLDERS' MEETINGS. The Chairman of the Board, if any, shall preside at all meetings of the stockholders.


                                     ARTICLE III

                                  BOARD OF DIRECTORS

          SECTION 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Restated Certificate of Incorporation directed or required to be exercised or done by the stockholders.

          SECTION 2. NUMBER OF ELECTION OF DIRECTORS. The Board shall consist of not less than one nor more than 15 members, the exact number of which shall be determined from time to time by the Board. Except as provided otherwise herein, directors shall be elected by a plurality of the votes cast at the Annual Meeting of Stockholders, and each director so elected shall hold office until the next Annual Meeting and until his successor is duly elected and qualified; or until his earlier resignation or removal. Any director may resign at any time upon notice to the Corporation. Directors need not be stockholders.

          SECTION 3.  CHAIRMAN OF THE BOARD AND ORGANIZATION OF BUSINESS.
The Board may elect from among its members a Chairman of the Board, who shall preside

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at all meetings of the Board at which he shall be present.  The Chairman of the Board shall be subject to removal as Chairman (but not as a director) at any time, either with or without cause, by a unanimous vote of all directors (other than the Chairman of the Board) then in office. In the Chairman's absence, a chairman chosen by the directors present shall act as chairman. The Corporation's Secretary or, in his absence, any person (who shall be an Assistant Secretary if an Assistant Secretary shall be present) who the Chairman shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

          SECTION 4. RESIGNATIONS. Any director may resign at any time by giving written notice of his resignation to the Board, the Chairman of the Board, the President, or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it is become effective shall not be specified therein, when accepted by action of the Board. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

          SECTION 5. REMOVAL OF DIRECTORS. A director may be removed with or without cause, at any time by an affirmative vote of the majority of the whole Board or of the majority of the stockholders then entitled to vote at an election of directors.

          SECTION 6. VACANCIES. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, or until their earlier resignation or removal.

          SECTION 7. MEETINGS. The Board may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board may be held without notice at such time and at such place as may from time to time be determined by the Board. Special meetings of the Board may be called by the Chairman, if there be one, the President, or any two directors. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than 48 hours before the date of the meeting, by telephone or telegram on 24 hours' notice, or on such shorter notice as the person or persons calling such meeting deem necessary or appropriate in the circumstances. A written waiver of notice, signed by the person entitled thereto, whether before or after the time stated therein, shall be equivalent to adequate notice.

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          SECTION 8.  QUORUM AND MANNER OF ACTING.  Except as may be
otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board, a majority of the entire Board shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

          SECTION 9. UNANIMOUS DIRECTOR CONSENT IN LIEU OF MEETING. Any action required or permitted to be taken at a meeting of the Board or any committee appointed pursuant to Article IV hereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

          SECTION 10. ACTION BY MEANS OF CONFERENCE TELEPHONE OR SIMILAR COMMUNICATIONS EQUIPMENT. Any one or more members of the Board, or of any committee designated by the Board, may participate in a meeting of the Board or any such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

          SECTION 11. REIMBURSEMENT OF EXPENSES. The Board may provide that the Corporation shall reimburse each director or member of a committee for any expenses incurred by him on account of his attendance at any meeting of the Board or of any committee, or both. Nothing contained in this Section shall be construed to preclude any director from serving the Corporation in any other capacity.

          SECTION 12. INTERESTED DIRECTORS. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relation-

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ship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved by the stockholders; or (iii) the contract or transaction is fair to the Corporation as of the time it is authorized, approved, or ratified, by the Board, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

                                      ARTICLE IV

                                      COMMITTEES

          The Board may, by resolution passed by a majority of the whole Board, designate one or more committees each of which may consist of one or more directors of the Corporation. The Board may designate one or more directors as alternate members of any committee who may replace an absent or disqualified member at any meeting of such committee. Any such committee, to the extent provided in the resolution of the Board constituting such committee, shall have and may exercise all the delegable powers and authority of the Board in the management of the business and affairs of the Corporation. Notices for meetings of a committee shall be given in the manner required by Section 7 of Article III hereof and may be waived in writing or dispensed with as therein provided. A committee may adopt its own resolutions of procedure and may keep a record of its proceedings which shall be reported upon to the Board and filed with the minutes of the proceedings of the Board of such committee.


                                      ARTICLE V

                                       OFFICERS

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          SECTION 1.  NUMBER.  The officers of the Corporation shall be a
President, such number of Vice Presidents (including Executive and Senior Vice Presidents) as the Board may determine from time to time, a Treasurer who shall also be designated the chief financial officer, and a Secretary. Each other officer of the Corporation shall be elected by the Board at its annual meeting and shall hold office until the next annual meeting of the Board and until his successor shall be elected or until his earlier death, resignation or removal in the manner hereinafter provided. Any number of offices may be held by the same person.

          The Board may elect or appoint such other officers of the Corporation (including one or more Assistant Treasurers and one or more Assistant Secretaries) as it shall deem necessary who shall have such authority and shall perform such duties as the Board may prescribe. If additional officers shall be elected or appointed during the year, each of them shall hold office until the next annual meeting of the Board at which officers shall be regularly elected or appointed and until his successor shall be elected or appointed or until his earlier death, resignation or removal in the manner hereinafter provided.

          A vacancy in any office may be filled for the unexpired portion of the term in the same manner as provided for election or appointment to such office.

          All officers elected or appointed by the Board or appointed by an officer shall be subject to removal at any time, either with or without cause, by the Board.

          Any officer may resign at any time by giving written notice to the Board or the President or the Secretary of the Corporation, and such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, it shall take effect when accepted by action of the Board. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

          SECTION 2. PRESIDENT. The President of the Corporation, subject to the direction of the Board, shall have general charge of the business and affairs of the Corporation, shall have the direction of all other officers, agents and employees and may assign such duties to the other officers of the Corporation as he shall deem appropriate.

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          SECTION 3.  VICE PRESIDENTS.  Each Vice President of the
Corporation shall have such powers and duties as shall be prescribed by the President of the Corporation or the Board.

          SECTION 4. CHIEF FINANCIAL OFFICER. The chief financial officer of the Corporation shall have charge and custody of all funds, securities and other valuable effects owned or held by the Corporation, except those held elsewhere at the direction of the Board or the President, and shall deposit all such funds in the name and to the credit of the Corporation in such depositories as may be designated in accordance with the provisions of these Bylaws. He shall disburse or cause to be disbursed the funds of the Corporation as may be directed by the Board or the President and shall keep true and full accounts of all receipts and disbursements and other transactions of the Corporation. He shall perform all duties and have all powers incident to the office of chief financial officer and shall perform such other duties as shall be assigned to him by the Board or the President. The chief financial officer may be assisted by one or more Assistant Treasurers, who shall be vested with all the powers and authorized to perform all the duties of the chief financial officer in his absence or disability.

          SECTION 5. SECRETARY. The Secretary of the Corporation shall keep the records of all meetings of stockholders and of the Board. He shall affix the seal of the Corporation to all deeds, contracts, bonds or other instruments requiring the corporate seal when the same shall have signed on behalf of the Corporation by a duly authorized officer and shall be the custodian of all contracts, deeds, documents and other indicia of title to properties owned by the Corporation and of its other corporate records (except accounting records). The Secretary may be assisted by one or more Assistant Secretaries, who shall be vested with all the powers and authorized to perform all the duties of the Secretary in his absence or disability.


                                      ARTICLE VI

                    CONTRACTS, CHECKS, DRAFTS BANK ACCOUNTS, ETC.

          SECTION 1. EXECUTION OF DOCUMENTS. The Board shall designate the officers, employees and agents of the Corporation who shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation and may authorize such officers, employees and agents to delegate such

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power (including authority to redelegate) by written instrument to other officers, employees or agents of the Corporation.

          SECTION 2. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board, the President or any other officer of the Corporation to whom power in that respect shall have been delegated by the Board shall select, subject to any restrictions established by the Board regarding investment of the funds of the Corporation.

          SECTION 3. PROXIES IN RESPECT OF STOCK OR OTHER SECURITIES OF OTHER CORPORATIONS. The President or any officer of the Corporation designated by the Board shall have authority from time to time to appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities or interests in any other corporation or business entity and to vote or consent in respect of such stock, securities or interest; such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and the President or such designated officers may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Corporation may exercise its said powers and rights.


                                     ARTICLE VII

                         BOOKS AND RECORDS, SEAL FISCAL YEAR

          SECTION 1. BOOKS AND RECORDS. The books and records of the Corporation may be kept at such places within or without the State of Delaware as the Board may from time to time determine.

          SECTION 2. SEAL. The Board shall provide a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation and the words and figures "Corporate Seal Delaware."

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          SECTION 3.  FISCAL YEAR.  The fiscal year of the Corporation shall end on the 31st day of December in each year.


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                                     ARTICLE VIII

                                      AMENDMENTS

          These Bylaws may be altered or repealed by the vote of the Board, subject to the power of the stockholders of the Corporation to alter or repeal any Bylaw made by the Board.

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